Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda MD, 20814 (301) 968-9310 www.ACSF.com IR@ACSF.com

FOR IMMEDIATE RELEASE
August 4, 2014

Contact:
Investor Relations - (301) 968-9310

American Capital Senior Floating, Ltd. Reports Net Earnings of $0.28 Per Share for Q2 2014

Bethesda, MD - August 4, 2014 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) (Nasdaq: ACSF) today reported net investment income of $2.9 million, or $0.29 per share, and net earnings of $2.8 million, or $0.28 per share for the quarter ended June 30, 2014. Net asset value (“NAV”) was $151.2 million, or $15.12 per share, as of June 30, 2014.

FINANCIAL HIGHLIGHTS

•	$287.5 million investment portfolio as of June 30, 2014

◦	$204.4 million in first lien floating rate loans

◦	$35.4 million in second lien floating rate loans

◦	$47.7 million of equity investments in collateralized loan obligations (“CLO”)

•	Portfolio yield at cost of 6.33% as of June 30, 2014

•	Debt to equity ratio of 0.85x as of June 30, 2014

◦	1.95% weighted average interest rate on debt outstanding as of June 30, 2014

◦	2.33% cost of funding as of June 30, 2014 including unused facility fees and amortized financing costs

•	NAV of $151.2 million, or $15.12 per share, as of June 30, 2014

•	Net investment income of $2.9 million or $0.29 per share

•	Net earnings of $2.8 million or $0.28 per share

•	Dividend declared of $0.28 per share

•	Estimated undistributed taxable income of $1.4 million, or $0.14 per share, as of June 30, 2014

“We are pleased with ACSF’s second quarter results and the performance of the portfolio. Credit quality remained stable, our portfolio grew modestly and we were able to achieve our objective of slightly shifting our asset mix by increasing our exposure to CLO equity,” said Mark Pelletier, President and Chief Investment Officer of ACSF. “The credit environment remains benign and we saw yields on new loan issues widen. We continue to feel good about ACSF’s portfolio over the long-term.”

“This was our first full quarter earnings,” stated John Erickson, Chief Financial Officer and Executive Vice President of ACSF, “and we are happy to report solid results which we attribute to our shareholder friendly structure and ACSF’s asset selection comprised primarily of senior secured floating rate loans to large U.S. companies. We were pleased to announce a dividend increase to $0.28 per share for the second quarter. Our current annualized dividend represents a 7.4% yield on our NAV and an 8% yield on our June 30th closing share price. We look forward to continuing to deliver attractive risk adjusted returns for our shareholders in future quarters.”

PORTFOLIO AND INVESTMENT ACTIVITY
As of June 30, 2014, the fair market value of ACSF’s portfolio totaled $287.5 million and was comprised of $204.4 million (or 71%) of first lien floating rate loans, $35.4 million (or 12%) of second lien floating rate loans (collectively, the “loan portfolio”) and $47.7 million (or 17%) of equity investments in CLO’s. ACSF’s portfolio had a weighted average yield (on cost) of 6.33%

as of June 30, 2014. The weighted average yield on the portfolio declined from 6.39% as of March 31, 2014 primarily due to updates to the forecasted yield on the CLO portfolio.

As of June 30, 2014, ACSF’s loan portfolio was diversified across 108 companies and 40 industries, with average issuer concentration at 0.8% and no single company representing more than 1.6% of the investment portfolio. ACSF’s loan portfolio was invested solely in senior secured floating rate loans as of June 30, 2014. Overall, ACSF’s loan portfolio had a weighted average yield (on cost) of 5.28% as of June 30, 2014.

As of June 30, 2014, ACSF’s CLO portfolio was invested across 13 issuers, with no issuer representing more than 1.9% of its investment portfolio. Over 91% of the assets collateralizing ACSF’s CLO investments were first lien floating rate loans. ACSF’s CLO portfolio had a weighted average yield of 11.57% as of June 30, 2014.

RESULTS OF OPERATIONS

Investment Income
Investment income for the three months ended June 30, 2014 was $4.6 million. Interest generated from ACSF’s loan portfolio totaled $3.1 million and income from ACSF’s CLO portfolio totaled $1.5 million.

Net Expenses
Net expenses for the three months ended June 30, 2014 were $1.6 million, primarily comprised of interest and other debt related costs of $0.8 million, management fees of $0.6 million and other general administrative expenses.

Interest and other debt related costs incurred during the quarter ended June 30, 2014 are related to borrowings under ACSF's $140 million revolving credit facility (the "Credit Facility"). The Credit Facility generally bears interest at a spread of 1.80% over a chosen index (which is typically one-month LIBOR). Included in other debt related costs are additional fees and expenses associated with the Credit Facility, including an unused commitment fee of 75 basis points on undrawn commitments and the amortization of debt financing costs. The average interest rate on the Credit Facility during the quarter ended June 30, 2014 was 2.00% and the average total cost of funding, including fees and expenses during the quarter ended June 30, 2014 was 2.36%. As of June 30, 2014, the balance outstanding on the Credit Facility was $128.0 million with an average interest rate of 1.95%.

Management fees were $0.6 million for the quarter. Management fees are computed at 80 basis points per annum on ACSF’s total assets, excluding unrealized gains or losses on investments and cash and cash equivalents.

For the first two years following ACSF's initial public offering (the "IPO"), American Capital ACSF Management, LLC, ACSF’s manager, has agreed that other operating expenses will generally not exceed 75 basis points per annum of ACSF’s quarter end equity, excluding unrealized gains or losses. Thus, while actual other operating expenses totaled $0.6 million for the quarter, $0.3 million of its expenses were paid by ACSF’s manager. As a result, the net other operating expenses totaled $0.3 million for the three months ended June 30, 2014.

Net Investment Income
Net investment income totaled $2.9 million, or $0.29 per share, for the three months ended June 30, 2014.

Net Realized Gains / Losses
Sales and repayments of investments during the three months ended June 30, 2014 totaled $43.6 million and resulted in net realized gains of $0.1 million, or $0.01 per share.

Net Unrealized Appreciation / Depreciation
As of June 30, 2014, the investment portfolio’s fair market value exceeded its cost basis by $1.3 million. The net unrealized depreciation on investments for the three months ended June 30, 2014 was $(0.2) million which primarily relates to the reversal of previously recognized net unrealized appreciation of $(0.3) million upon the exit or repayment of select investments.

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2014, the Company had $128.0 million in borrowings outstanding on the Credit Facility. Borrowings under the Credit Facility are advanced against eligible collateral, owned by ACSF Funding I, LLC, a wholly owned consolidated financing subsidiary of ACSF. Advance rates vary on the type of collateral owned and can range up to 80%. On a consolidated basis, as of June 30, 2014, the Company was levered at 0.85x debt to equity.

DIVIDENDS

ACSF’s Board of Directors determines dividends based primarily on estimates of taxable income, which may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments. The Company expects the dividends paid to date to be distributions of ordinary income, however the specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

For the quarter ended June 30, 2014, ACSF’s Board of Directors declared a $0.28 dividend per share. The dividend was paid on July 10, 2014 to common stockholders of record as of June 30, 2014, with an ex-dividend date of June 26, 2014. Since its January 2014 IPO, the Company has paid a total of $4.6 million in dividends, or $0.46 per share.

As of June 30, 2014, the Company had approximately $1.4 million, or $0.14 per share, of estimated undistributed taxable income.

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
($ in thousands, except per share data)

	June 30, 2014 (unaudited)	December 31, 2013
Assets
Investments, fair value (cost of $286,185 and $198,268, respectively)	$287,533	$199,565
Cash and cash equivalents	3,877	12,493
Receivable for investments sold	5	5,394
Deferred financing costs	577	474
Interest receivable	629	303
Prepaid expenses and other assets	369	467
Receivable from affiliate	264	—
Total assets	$293,254	$218,696
Liabilities
Credit facility payable	$128,000	$194,748
Payable for investments purchased	9,888	20,494
Dividends payable	2,800	—
Management fee payable	574	—
Interest payable	72	943
Taxes payable	30	803
Payable to affiliate	247	295
Other liabilities and accrued expenses	454	397
Total liabilities	142,065	217,680
Net Assets
Common stock, par value $0.01 per share. 10,000,100 and 100 issued and outstanding respectively. 300,000,000 and 1,000 authorized respectively.	100	—
Paid-in capital in excess of par	149,705	1
Undistributed net investment income	500	246
Accumulated net realized gain (loss) from investments	45	(7)
Net unrealized appreciation on investments	839	776
Total net assets	151,189	1,016
Total liabilities and net assets	$293,254	$218,696

Net asset value per share	$15.12

AMERICAN CAPITAL SENIOR FLOATING, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended June 30, 2014 (unaudited)	Six Months Ended June 30, 2014 (unaudited)
Investment income:
Interest	$4,590	$8,387
Total investment income	4,590	8,387
Expenses:
Interest and other debt related costs	$781	$1,869
Management fee	574	1,000
Other operating expenses	542	1,109
Total expenses	1,897	3,978
Expense waiver	(264)	(554)
Net expenses	1,633	3,424
Net investment income before tax	2,957	4,963
Income tax provision	(30)	(109)
Net investment income	2,927	4,854
Realized and unrealized (loss) gain on investments:
Net realized gain on investments	115	264
Net unrealized (depreciation) appreciation on investments	(193)	51
Income tax provision	—	(200)
Net realized and unrealized (loss) gain on investments	(78)	115
Net increase in net assets resulting from operations	$2,849	$4,969

Earnings per share	$0.28	$0.50
Net investment income per share	$0.29	$0.49
Dividend declared per share	$0.28	$0.46

AMERICAN CAPITAL SENIOR FLOATING, LTD.
KEY PORTFOLIO STATISTICS
($ in thousands, except per share data)

	As of	As of
(Fair Market Value)	June 30, 2014 (unaudited)	March 31, 2014 (unaudited)
Investment Portfolio at FMV
1st Lien Floating Rate Loans	$204,396	$211,284
2nd Lien Floating Rate Loans	35,404	30,351
Total Senior Secured Floating Rate Loans	239,800	241,635
Equity of Collateralized Loan Obligations	47,733	37,913
Total Investment Portfolio	$287,533	$279,548

Loan Portfolio Statistics
Number of Companies	108	102
Number of Industries	40	38
Largest Exposure as a % of Total Investment Portfolio	1.6%	2.3%
CLO Statistics
Number of Issuers	13	10
Largest Exposure as a % of Total Investment Portfolio	1.9%	1.8%
Minimum % of Collateral in 1st Lien Loans	91%	91%

(Cost)
Investment Portfolio at Cost
1st Lien Floating Rate Loans	$203,526	$210,294
2nd Lien Floating Rate Loans	34,951	29,856
Total Senior Secured Floating Rate Loans	238,477	240,150
Equity of Collateralized Loan Obligations	47,708	37,857
Total Investment Portfolio	$286,185	$278,007

Asset Yield at Cost
1st Lien Floating Rate Loans	4.83%	4.81%
2nd Lien Floating Rate Loans	7.87%	8.04%
Total Senior Secured Floating Rate Loans	5.28%	5.21%
Equity of Collateralized Loan Obligations	11.57%	13.9%
Total Investment Portfolio	6.33%	6.39%

Liquidity and Capital Resources
Debt
Amount Drawn on Credit Facility	$128,000	$128,900
Weighted Average Interest Rate on Debt	1.95%	2.05%
Weighted Average Interest Rate on Debt including Fees	2.33%	2.45%

Equity
Net Asset Value (NAV)	$151,189	$151,140
NAV Per Share	$15.12	$15.11

Debt to Equity Ratio	0.85 x	0.85 x

Dividend Declared Per Share	$0.28	$0.18

YTD Total Return Based on Market Value (1)	(7.75)%	(23.12)%
YTD Total Return Based on Net Asset Value (1)	9.38%	10.44%
(1) Total return is based on the change in market price or net asset value per share during the period and takes into account dividends reinvested in accordance with the dividend reinvestment and stock purchase plan. Total returns have been annualized for periods less than one year.

STOCKHOLDER CALL

ACSF invites stockholders, prospective stockholders and analysts to attend the ACSF stockholder call on August 5, 2014 at 9:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.ACSF.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 274-0811 (U.S. domestic) or (412) 902-6607 (international). Please advise the operator you are dialing in for the American Capital Senior Floating stockholder call.

A slide presentation will accompany the stockholder call and will be available at www.ACSF.com. Select the Q2 2014 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio replay of the stockholder call combined with the slide presentation will be made available on the ACSF website after the call on August 5, 2014. In addition, there will be a phone recording available from 11:00 am ET August 5, 2014 until 9:00 am ET August 19, 2014. If you are interested in hearing the recording of the presentation, please access it for free on the ACSF website or dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10049314.

For further information, please contact Investor Relations at (301) 968-9310 or IR@ACSF.com.

ABOUT AMERICAN CAPITAL SENIOR FLOATING

American Capital Senior Floating, Ltd. (Nasdaq: ACSF) is a non-diversified closed-end investment management company that invests primarily in senior secured first lien and second lien floating rate loans to large, U.S. based companies (“Senior Secured Floating Rate Loans”) and opportunistically in debt and equity tranches of collateralized loan obligations collateralized by Senior Secured Floating Rate Loans. The Company has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is externally managed by American Capital ACSF Management, LLC, an indirect subsidiary of American Capital Asset Management, LLC, a wholly-owned portfolio company of American Capital, Ltd. For further information, please refer to www.ACSF.com.

ABOUT AMERICAN CAPITAL

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $84 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of aggregate net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and statements. Forward-looking statements give our current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company's control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including estimated taxable income and estimated undistributed taxable income, which the Company's management uses in its internal analysis of results and believes may be informative to investors. Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. The Company believes that this non-GAAP financial measure provides information useful to investors because estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its tax status as a RIC. The Company also believes that providing investors with estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because estimated taxable income is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered as supplementary to, and not as a substitute for, the Company's net earnings computed in accordance with GAAP as a measure of the Company's financial performance.